Exhibit 21

Subsidiaries of Health Net, Inc. as of January 31, 2010

Health Net, Inc. (DE)(95-4288333)

(All Subsidiaries wholly owned unless otherwise indicated)

•	Health Net of California, Inc. (CA) (95-4402957)
•	Health Net Life Insurance Company (CA) (73-0654885)
•	Health Net Life Reinsurance Company (Cayman Islands) (98-0409907)
•	Health Net Community Solutions, Inc. (CA) (54-2174068)
•	Health Net of California Real Estate Holdings, Inc. (CA) (54-2174069)

•	Health Net of the Northeast, Inc. (DE) (06-1116976)
•	Health Net Insurance Services, Inc. (CT) (06-1254380)

•	Health Net Foundation, Inc. (DE) (41-2241862)*

•	QualMed, Inc. (DE) (84-1175468)
•	QualMed Plans for Health of Colorado, Inc. (CO) (84-0975985)
•	Health Net Health Plan of Oregon, Inc. (OR) (93-1004034)

•	HSI Advantage Health Holdings, Inc. (DE) (23-2867299)
•	QualMed Plans for Health of Western Pennsylvania, Inc. (PA) (23-2867300)
•	Pennsylvania Health Care Plan, Inc. (PA) (25-1516632)

•	Health Net of Pennsylvania, LLC (PA)

•	FH Surgery Limited, Inc. (CA) (68-0390434)

•	FH Surgery Centers, Inc. (CA) (68-0390435)
•	Greater Sacramento Surgery Center Limited Partnership (CA) (68-0343818)**

•	Foundation Health Facilities, Inc. (CA) (68-0390438)

•	FH Assurance Company (Cayman Islands)(98-0150604)

•	Health Net Federal Services, LLC (DE) (68-0214809)
•	Health Net Federal Services of Hawaii, Inc. (HI) (99-0240224)
•	Health Net Preferred Providers, LLC (DE) (61-1388903)
•	Network Providers, LLC (DE) (88-0357895)

•	Health Net Pharmaceutical Services (CA) (68-0295375)

•	Health Net of Arizona Administrative Services, Inc. (AZ) (86-0660443)

•	Health Net of Arizona, Inc. (AZ) (36-3097810)

•	Managed Health Network, Inc. (DE) (95-4117722)
•	Managed Health Network (CA) (95-3817988)
•	MHN Services (CA) (95-4146179)
•	MHN Services IPA, Inc. (NY) (13-4027559)
•	MHN Government Services, Inc. (DE) (42-0680916)
•	MHN Global Services, Inc. (DE) (51-0589404)
•	Catalina Behavioral Health Services, Inc. (AZ) (51-0490598)

•	Health Net Services, Inc. (DE) (94-3037822)

•	Health Net Managing Partners, LLC (DE) (26-1406369)***
•	Health Net Funding, Inc. (DE) (26-1395366)
•	Health Net Investments, LLC (DE)
•	Health Net Financing, L.P. (DE) (26-1395236)****

•	National Pharmacy Services, Inc. (DE) (84-1301249)
•	Integrated Pharmacy Systems, Inc. (PA) (23-2789453)*****

•	QualMed Plans for Health of Pennsylvania, Inc. (PA) (23-2456130)

•	Health Net One Payment Services, Inc. (DE) (54-2153100)

*	Health Net Foundation, Inc. is a nonprofit, nonstock corporation exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code.
**	FH Surgery Centers, Inc. owns general and limited partnership units, representing approximately 66% of the total equity of Greater Sacramento Surgery Center Limited Partnership (which specific percentage fluctuates from time to time).
***	Health Net Managing Partners, LLC - 75% common interest is owned by Health Net, Inc. and 25% common interest is held by Health Net One Payment Services, Inc.
****	Health Net Financing, L.P. - 100% general partnership interest is held by Health Net Funding, Inc., 100% of the Class A limited partnership interest is held by Lodgemore Holdings Inc., and 100% of the Class B limited partnership interest is held by Health Net Investments, LLC.
*****	National Pharmacy Services, Inc. owns approximately 90% of the outstanding common stock.